SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 FORM 8-K-12(g)3


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report: December 21, 2000



                   ROCKY MOUNTAIN FINANCIAL ENTERPRISES, INC.
                                 --------------
              (New name of registrant as specified in its charter)
(successor registrant under Sec. 12(g)3 of the Securities Exchange Act of 1934)


                   Rocky Mountain Financial Enterprises, Inc.
                              --------------------
                     (Prior name of corporation pre-merger)


COLORADO                      001-14873                  84-1251078
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          pre-merger)
pre-merger)

COLORADO                      001-14873                  84-1251078
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


          402 NORTH CARROLL AVENUE, SUITE 110, SOUTHLAKE, TEXAS 76092
          -----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 817-410-3780

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

          None.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

          None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.

ITEM 5. OTHER EVENTS

     A. Pursuant to the Plan and agreement of merger dated November 21, 2000, between Comercis, Inc., a Delaware corporation, ("Comercis") and Rocky Mountain Financial Enterprises, Inc., a Colorado corporation ("RMFE"). RMFE will exchange .85 shares of common stock of RMFE for each of the outstanding and issued shares of Comercis, for a total of 18,234,805 shares. In addition, RMFE will issue Shareholders of Comercis a Warrant to purchase an additional .25 shares of RMFE for $0.01 for each share of Comercis previously owned, for a total of 5,363,178 additional shares.

          On November 21, 2000, the Board of Directors of Comercis by unanimous consent adopted the Plan of Merger. No shareholder approval was required by RMFE as a result of Comercis' purchase of 90.5% of the authorized stock on October 7, 2000. On December 13, 2000 the Comercis Shareholders at their Special Meeting of Shareholders approved the Plan and Agreement of Merger whereby Comercis shall merge into Rocky Mountain Financial Enterprises, Inc. The transaction is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("IRC").

          The officers of RMFE will continue as officers of the successor issuer. See "Management" below. The officers, directors and by-laws of RMFE will continue without change as the officers, directors and by-laws of the successor corporation.

     B. Comercis, Inc. ("Comercis" or the "Company"), was founded in 1998 and is based in Southlake, Texas. The Company was founded to develop software that provides the concept, creation, execution, promotion and management of web-sites for small businesses. The Company is deploying its business-to-business internet applications through Internet
          Service Providers (ISP's), Application Service Providers (ASP's), Competitive Local Exchange Carriers (CLEC's), independent yellow page directory publishers, business associations and tradeshow organizations around the world. Comercis operates through two subsidiaries, Netcities.com and eTradeshow.com.

          NETCITIES.COM

          Netcities provides small to medium sized businesses with an array of business-to-business e-commerce applications, workflow management systems, and communication services. The Comercis applications are designed to allow Business owners to automatically create a business website or e-commerce storefront through its template-based website and workflow management tools.

          Comercis has initially identified independent yellow page publishers, ISP's, ASP's and CLEC's as strategic partners to bundle its Internet applications for local distribution to small-medium business customers. Strategic partners with whom Comercis has already established agreements include BellSouth.Net, Alliance Media Group and Southwestern Bell.

          Additionally, the Company's strategy may include the acquisition of local independent yellow page directory publishers in select markets to cost effectively increase market share and customer retention for its Internet applications. Comercis would hope to leverage off of well-established relationships between these small business customers and the printed telephone directories in which they advertise to expand the businesses' advertising to internet based advertising and e-commerce. Comercis' approach to this sweeping change in the way small-medium businesses advertise differs from many competitors because it incorporates a web portal focused specifically on local community content designed to establish a repeated usage by consumers in targeted towns and cities.

          Comercis has developed a strategic plan for distribution to small-medium businesses through its partners and potential directories. Comercis is focused on partnering with and possibly acquiring publishers and organizations which provide:

          o    Substantial market presence in the local markets they serve

          o    Sales and distribution capabilities

          o Revenues and cash flows through existing business in small to medium local markets

          This strategic sales and distribution model is designed to provide an incentive for Comercis' partners by providing extended compatible product offerings and potential revenue sources for the partners. In turn, Comercis hopes to benefit through an increased sales force thus maximizing its customer reach with a reduced cost of customer acquisition.

          ETRADESHOW.COM

          As a complimentary business to the development of the Netcities local community markets, Comercis has deployed its eTradeshow software product to bring virtual tradeshows to tradeshow organizers around the world. This business-to-business e-commerce tool is designed to augment and extend the reach of established "real-world" tradeshows. In response to demand generated by this product, distribution of this virtual tradeshow has been broadened to tradeshow associations in numerous industries. eTradeshow customers include SemiCon West, FOSE, OFC and Mobile and PDA Expo. Comercis plans to divest eTradeshow.com into an independent operating company through spin-off or sale, or to partner with established companies in the industry which have sufficient financial and management resources to further develop this business unit. This will allow Comercis management to focus on the growth of Netcities.com.


ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

          The Board has appointed Chris Meaux as Chairman of the Board. The Board, after compliance with Section 14f of the Securities & Exchange Act of 1934, has appointed as Directors effective October 17, 2000:

          Robert W. Gallagher
          Kenneth F. Reimer
          August J. Rantz, III
          Randall P. Stern


          Gregory Boyd and Donald Schenkeir have resigned as President and Secretary/Treasurer, respectively, and as Directors.

          Business Experience

          The following is a brief account of the business experience during at least the past five years of the persons designated to be new directors and officers of the Registrant, indicating the principal occupation and employment during that period by each, and the name and principal business of the organizations by which they were employed.

          Chris Meaux, age 32, is Chairman of the Board, President and Chief Executive Officer of Comercis. Mr. Meaux co-founded Comercis and has served as its Chairman and Chief Executive Officer since October 1998. He brings to the Corporation more than 14 years of high-technology industry experience with specific focus on developing new market segments such as Internet commerce. From 1995 to 1998, Mr. Meaux was Director of e-commerce at Network Associates, Inc. where he developed and executed Network Associates, Inc.'s Internet commerce model. Before that, he was Director of European Distribution and Retail Sales for Network Associates. Prior to Network Associates, Mr. Meaux was regional manager for OCLI, a computer accessories manufacturer, and regional manager for Hyundai Electronics America.

          Dr. Robert W. Gallagher, age 36, co-founded Comercis and is Executive Vice President for and a member of the board of directors of Comercis, Inc. Dr. Gallagher was an orthodontist in the Dallas-Fort Worth area. In January 1997, Dr. Gallagher co-founded Orthosolutions, Inc., an orthodontics software company, and served as its Vice President until March of 1998. Dr. Gallagher attended the University of Texas at Arlington as a mechanical engineering major. He then attended Dental School at the University of Texas at San Antonio where he received his D.D.S. and Baylor College of Dentistry in Dallas where he received his M.S. in Orthodontics.

          Kenneth  F.   Reimer,   age  60,  is   currently   Chairman   for  two
          entrepreneurial start-up ventures. He also provides strategic direction, finance, and policy/governance advisory services to CEO's and/or Boards of Directors and entrepreneurs. Mr. Reimer served as President and CEO of Furrs/Bishops, Inc. and Tony Roma Corp. He was E.V.P. and Chief Operating Officer of Lehndorff Group and of Reserve Life Insurance Company. He served as E.V.P. and Chief Financial Officer of Austin Industries and H.S. Miller Companies. Mr. Reimer has a B.S. in Commerce-Accounting from St. Edward's University, an MBA in Finance from Texas Tech University and a Ph.D. in Management from Johnson & Wales University, Providence, RI.

          August J. Rantz, III, age 50, has served as a Director of Comercis since February 1999. Mr. Rantz founded Quality Medical Management and serves as the Chief Executive Officer. Mr. Rantz was Chief Executive Officer of Phoenix Medical Management, Inc., a medical management services organization.

          Randall P. Stern, age 48, has been a Managing Director in the Corporate Finance Department of Burnham Securities, Inc., a New York based investment banking firm, since 1995. Mr.Stern has also served as Executive Chairman of the Board of Dental Partners, Inc., a dental practice management company. Prior to Burnham, Mr. Stern was President of Boone Capital Corp. Mr. Stern received his B.A. from Middlebury College and his M.B.A. from New York University.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, & EXHIBITS

          Financial Statements - For the period from October 1, 1998 (Date of Inception) to January 31, 1999, the Eleven Months Ended December 31, 1999 and the Nine Months Ended September 30, 2000 (Unaudited)

          Exhibits -           10.1 Agreement and Plan of Merger
                               10.2 Certificate of Ownership and Merger

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 21, 2000              Rocky Mountain Financial Enterprises, Inc.



                                      By:  Chris M. Meaux
                                      ---------------------------
                                             President

                          COMERCIS, INC. AND SUBSIDIARY

                   Unaudited Consolidated Financial Statements
                       For the year ended December 31,1999

                          COMERCIS, INC. AND SUBSIDIARY
                   Unaudited Consolidated Financial Statements

                                 C O N T E N T S

FINANCIAL STATEMENTS OF COMERCIS, INC. (UNAUDITED)

Consolidated Balance Sheets as of January 31, 1999, December 31, 1999
         and September 30, 2000   . . . . . . . . . . . . . . . . .. . . .  F-1

Consolidated Statements of Operations For The Periods Ended
         January 31, 1999, December  31, 1999 and September 30, 2000  . . . F-2

Consolidated Statements of Stockholders' Equity(Deficit) For The Periods
         Ended January 31, 1999, December  31, 1999 and September 30, 2000  F-3

Consolidated Statements of Cash Flows For The Periods Ended
         January 31, 1999, December  31, 1999 and September 30, 2000  . . . F-4

Notes to the Consolidated Financial Statements   . . . . . . . . . .  F-5 - F-13



PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF ROCKY MOUNTAIN FINANCIAL
     ENTERPRISES, INC. AND COMERCIS, INC. (UNAUDITED)          . . . . . . F-14

Pro Forma Consolidated Balance Sheets as of December 31, 1999
         and September 30, 2000 . . . . . . . . . . . . . . . . . . . . .  F-15

Pro Forma Consolidated Statement of Operations For The Periods Ended
         January 31, 1999, December  31, 1999 and September 30, 2000  . .  F-16

Notes to the Pro Forma Consolidated Financial Statements   . . . . . . .   F-17

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                                    COMERCIS, INC. AND SUBSIDIARY
                                                UNAUDITED CONSOLIDATED BALANCE SHEETS
                                  as of September 30, 2000, December 31, 1999 and January 31, 1999,


                                                               ASSETS

                                                                            September 30, 2000  December 31, 1999  January 31, 1999
                                                                      -------------------------------------------------------------



Current assets:
       Cash                                                                           $215,936              $84,824         $15,889
       Accounts receivable                                                             427,735              127,892             220
       Other current assets                                                             44,191                    0               0
                                                                      --------------------------------------------------------------
                                                 Total current assets                  687,862              212,716          16,109
                                                                      --------------------------------------------------------------
Property and equipment:
       Office and computer equipment                                                 1,419,165              306,762          21,146
       Less accumulated depreciation                                                  (209,167)             (36,054)         (3,794)
                                                                      --------------------------------------------------------------
                                         Total property and equipment                1,209,998              270,708          17,352
                                                                      --------------------------------------------------------------
Other assets:
       Software technology, net of amortization (Note 3)                             7,424,374           10,083,071
       Investments                                                                      50,000                    0              0
       Deposits                                                                         12,513              152,513          4,913
       Certificates of deposit - restricted                                            167,078              160,983              0
       Other assets                                                                     38,796               38,796              0
                                                                      --------------------------------------------------------------
                                                   Total other assets                7,692,761           10,435,363          4,913
                                                                      --------------------------------------------------------------
                                                                                    $9,590,621          $10,918,787        $38,374
                                                                      ==============================================================


                                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
       Accounts payable                                                             $1,850,954           $3,518,996        $156,615
       Accrued liabilities                                                             920,792              134,082         303,571
       Deferred revenue                                                                311,444              120,973               0
       Notes payable                                                                 3,013,033            2,003,000           5,056
       Convertible debt                                                              1,389,000                    0               0
       Notes payable to stockholders                                                         0              434,398          40,000
                                                                      --------------------------------------------------------------
                                            Total current liabilities                7,485,223            6,211,449         505,242
                                                                      --------------------------------------------------------------

Commitments and contingencies (Note 6)                                                       0                    0               0

Stockholders' equity (deficit) (Note 8):
       Preferred stock - $.001 par; authorized
            5,000,000 shares; none outstanding
       Preferred stock of subsidiary - $.001 par; authorized
            5,000,000 Shares; 383,050 shares outstanding
            at September 30, 2000                                                          383                    0               0
       Common stock - $.01 par; authorized 30,000,000 shares;
            21,172,150,  16,751,621 and  9,904,705 shares
            issued and outstanding, respectively                                       211,722              167,517          99,047
       Additional paid-in capital                                                   23,042,147           14,099,470               0
       Accumulated deficit                                                         (21,148,854)          (9,559,649)       (565,915)
                                                                      --------------------------------------------------------------
                                  Total stockholders' equity (deficit)               2,105,398            4,707,338        (466,868)
                                                                      --------------------------------------------------------------
                                                                                    $9,590,621          $10,918,787         $38,374
                                                                      ==============================================================

                               See accompanying notes to unaudited consolidated financial statements.
                                                                 F-1

                                                    COMERCIS, INC. AND SUBSIDIARY
                                           UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                       Period from October 1, 1998 (Date of Inception) to January 31, 1999, the Eleven Months
                                Ended December 31, 1999 and the Nine Months Ended September 30, 2000


                                                                                                        October 1, 1998
                                        January 1, 2000       February 1, 1999 to  February 1, 1999 to (Date of Inception)
                                      to September 30, 2000    September 30, 1999   December 31, 1999  to January 31, 1999
                                    ------------------------  -------------------  ------------------- -------------------
Revenue                                         $924,774            $134,188           $326,928                $966
                                             -----------         -------------       -----------       -------------

Operating expenses:
   Sales and marketing                         2,944,385           2,818,488          4,149,817              19,117
   Research and development                    1,260,531             977,614          1,729,482              71,630
   Site services                               2,688,408             368,052          1,100,498                   0
   General and administrative                  1,834,877           1,073,071          1,644,859             397,635
   Provision for bad debts                       101,364                   0             70,453
   Depreciation and amortization               2,831,810             202,535            624,189               3,794
                                             -----------         -------------       -----------       -------------
      Total expenses                          11,661,375           5,439,760          9,319,298             492,176
                                             -----------         -------------       -----------       -------------
      Loss from operations                   (10,736,601)         (5,305,572)        (8,992,370)           (491,210)

Other income (expense):
   Other income                                    9,139               5,864              6,622                   0
   Minority interests in losses of               143,967                                      0                   0
     Subsidiary
   Other expense                                (110,741)
   Interest expense                             (894,970)             (7,655)            (7,986)                  0
                                             -----------         -------------       -----------       -------------
      Net loss                              ($11,589,206)        ($5,307,362)       ($8,993,734)          ($491,210)
                                             ===========         =============       ===========       =============

Basic net loss per share                          ($0.59)             ($0.44)           ($0. 70)             ($0.06)
                                             ===========         =============       ===========       =============

Weighted average common shares
    outstanding                               19,569,784            12,157,757        12,881,866           8,890,705
                                             ===========         =============       ===========       =============

                               See accompanying notes to unaudited consolidated financial statements.
                                                                 F-2

                                                    COMERCIS, INC. AND SUBSIDIARY
                                 UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    Period from October 1, 1998 (Date of Inception) to January 31, 1999, the Eleven Months Ended
                                   December 31, 1999 and the Nine Months Ended September 30, 2000


                                                                                   Additional
                                      Preferred Stock         Common Stock          Paid-In      Accumulated
                                     Shares      Amount      Shares      Amount      Capital        Deficit          Total
                                   -----------  ---------  ---------   --------   ------------   ------------   -------------
Balance, October 1, 1998
   (date of inception)                      0        $0            0         $0             $0             $0             $0

Issuance of stock for services                             8,779,705     87,797              0        (64,955)        22,842

Acquisition of Cybermovers                                 1,125,000     11,250              0         (9,750)         1,500

Net loss                                                           0          0              0       (491,210)      (491,210)
                                   -----------  ---------  ---------   --------   ------------   ------------   -------------

Balance, January 31, 1999                   0         0    9,904,705     99,047              0       (565,915)      (466,868)

Common stock issued for cash                               3,613,298     36,133      7,672,117          0.000      7,708,250

Common stock issued for commissions                          356,658      3,567         (3,567)             0              0

Common stock issued to acquire
  software technology (Note 3)                             2,315,000     23,150      6,395,800              0      6,418,950

Options exercised                                            561,960      5,620         35,120              0         40,740

Net loss                                                           0          0              0     (8,993,734)    (8,993,734)
                                   -----------  ---------  ---------   --------   ------------   ------------   -------------

Balance, December 31, 1999                  0         0   16,751,621    167,517     14,099,470     (9,559,649)     4,707,338

Common stock issued for cash                0              3,052,210     30,522      7,340,658              0      7,371,180

Common stock issued for
  Bridge loans                              0              1,252,991     12,530        614,001              0        626,531

Preferred stock of subsidiary issued
   for cash                           383,050       383                                558,602                       558,985

Common stock of subsidiary issued
  for services and interest                                                            266,803                       266,803

Conversion of debt to equity                                 115,328      1,153        162,613          0.000        163,766

Net loss                                                           0          0              0    (11,589,206)   (11,589,206)
                                   -----------  ---------  ---------   --------   ------------   ------------   -------------

Balance, September 30, 2000           383,050      $383   21,172,150   $211,722    $23,042,147   ($21,148,854)    $2,105,398
                                   ===========  =========  =========   ========   ============   ============   =============

                                    See accompanying notes to consolidated financial statements.
                                                                 F-3


                                                    COMERCIS, INC. AND SUBSIDIARY
                                           UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Period from October 1, 1998 (Date of Inception) to January 31, 1999, the Eleven Months Ended
                                   December 31, 1999 and the Nine Months Ended September 30, 2000
                                                                                                                   October 1, 1998
                                                January 1, 2000          February 1, 1999     February 1, 1999   (Date of Inception)
                                              to September 30, 2000  to September 30, 1999 to December 31, 1999  to January 31, 1999
                                              ---------------------  --------------------- -------------------- --------------------
Cash flows from operating activities:
  Net loss                                             ($11,589,206)        ($5,307,362)       ($8,993,734)         ($491,210)
    Adjustments to reconcile net loss to
       net cash used in operating activities:
      Depreciation                                          173,113              21,285             32,260              3,794
      Amortization                                        2,658,697             181,250            591,929                  0
      Issuance of stock for services and interest           626,531                   0                  0             22,842
      Write-off of Business Web de Mexico                         0                   0            674,670                  0
      Changes in operating assets and liabilities:
         Accounts receivable                               (299,842)            (44,143)          (127,672)              (220)
         Deposits                                           140,000            (149,800)          (147,600)            (2,713)
         Other assets                                       (44,191)         (2,775,000)                 0                  0
         Accounts payable and accrued liabilities          (455,532)          2,181,604          2,502,892            390,186
         Deferred revenue                                   190,471                   0            120,973                  0
                                              ---------------------  --------------------- -------------------- --------------------
         Net cash used in operating activities           (8,599,958)         (5,892,166)        (5,346,282)           (77,321)
                                              ---------------------  --------------------- -------------------- --------------------

Cash flows from investing activities:
  Purchase of certificates of deposit                        (6,095)           (160,229)          (160,983)                 0
  Purchase of property and equipment                     (1,112,403)           (154,531)          (285,616)           (21,846)
  Acquisition of software and other assets                  (50,000)                            (2,242,776)
  Advances to NewGold                                             0            (425,000)           (38,796)                 0
                                              ---------------------  --------------------- -------------------- --------------------
         Net cash used in investing activities           (1,168,498)           (739,760)        (2,728,171)           (21,846)
                                              ---------------------  --------------------- -------------------- --------------------

Cash flows from financing activities:
  Notes payable to stockholders                            (434,398)            293,398            394,398             40,000
  Net change in notes payable                               747,998              87,944                  0              5,056
  Net change in convertible debt                          1,389,000
  Proceeds from issuance of warrants and stock            8,196,968           6,330,423          7,748,990                  0
  Notes payable to related party and others                       0             (70,000)                 0             70,000
                                              ---------------------  --------------------- -------------------- --------------------
         Net cash provided by financing activities        9,899,568           6,641,765          8,143,388            115,056
                                              ---------------------  --------------------- -------------------- --------------------

Net increase in cash and cash equivalents                   131,112               9,839             68,935             15,889

Cash and cash equivalents, beginning of period               84,824              15,889             15,889                  0
                                              ---------------------  --------------------- -------------------- --------------------

Cash and cash equivalents, end of period                   $215,936             $25,728            $84,824            $15,889
                                              =====================  ===================== ==================== ====================

Interest paid                                                $5,703              $7,655             $7,986                 $0
                                              =====================  ===================== ==================== ====================

Non-cash transactions:

During the period ended January 31, 1999, the Company issued 1,125,000 shares of common stock for the purchase of a subsidiary (Note 3).

During the period ended December 31, 1999, the Company issued 2,315,000 shares of common stock and $1,900,000 in debt and $690,000 in accounts payable for software technology (see Note 3).

During the period ended September 30, 2000, the Company converted $163,766 of debt into 115,328 shares of common stock.

During the period ended September 30, 2000, the Company issued 1,252,991 shares of common stock as an incentive for the Bridge loans. The company recognized
$626,531 in prepaid interest.

During the period ended September 30, 2000, the Company issued $425,000 in notes payable to satisfy an equal amount of accounts payable.


          See accompanying notes to consolidated financial statements.

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS

     Comercis, Inc. (the "Company") was formed in January 2000 and succeeded to the business of Business Web Inc. d/b/a Comercis, Inc. which was incorporated on October 1, 1998. The Company was founded to create software to provide the concept, creation, execution, promotion and management of web-sites for small businesses. The Company is deploying business-to-business internet applications to internet service providers, application service providers, competitive local exchange carriers, independent yellow page directory publishers, business associations and tradeshow organizations around the world. The Company operates two subsidiaries, Netcities.com, which is 100% owned, and eTradeshow.com, which is 87% owned.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's continuing net losses and working capital deficit raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company is reporting cumulative net losses since inception of $21,148,854 as of September 30, 2000. The following is a summary of management's plan to raise capital and generate additional operating funds.

     The company has successfully completed a secured debt placement of approximately $2,500,000 subsequent to September 30, 2000. Currently, the Company is conducting a private placement of common stock under Regulation S of the 1933 Securities Act to raise an additional $3 million of equity. The Company is also engaged in discussions with mezzanine investors who have tentatively proposed to provide a $15 million subordinated debt facility to be used for the acquisition of yellow page directory publishers.

     USE OF ESTIMATES AND ASSUMPTIONS

     Preparation  of the  Company's  financial  statements  in  conformity  with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For statement of cash flow purposes, the Company considers short-term investments with original maturities of three months or less to be cash equivalents.

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Cost of property renewals and betterments are capitalized; costs of property maintenance and repairs are charged against operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 7 years.

      SOFTWARE

      Capitalization of software developed begins upon the establishment of technological feasibility for the product. After considering the factors related to technological feasibility, the Company has determined that all software development costs to date should be expensed. Software acquired in the Netgate and Netopia acquisitions (Note 3) have met the technological feasibility criteria and have been capitalized. Software is being amortized using the greater of (a) the ratio that current gross revenues bear to the total of current and anticipated future gross revenues for the product or (b) the straight-line method over the three-year estimated economic life of the software.

     INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 utilizes the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company balances and transactions are eliminated in consolidation.

     NET LOSS PER COMMON SHARE

     In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Loss per common share was calculated by dividing the Company's net loss by the weighted average common shares outstanding. Certain common stock equivalents were excluded from the calculation, as such inclusion would have had an anti-dilutive effect. All references in the accompanying financial statements to the number of common shares and per-share.

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     NET LOSS PER COMMON SHARE (CONTINUED)

     amounts for the periods ended December 31, 1999, January 31, 1999, September 30, 2000 and September 30, 1999 have been restated to reflect the stock splits as explained in Note 8.

     STOCK-BASED COMPENSATION

     The Company has issued stock options. Compensation costs arising from such options will be recorded as an expense. The measurement date for determining compensation costs is the date of the grant. Compensation cost is the excess, if any, of the market value of the stock at date of grant over the amount the employee must pay to acquire the stock. The Company measures compensation costs using the intrinsic value based method of accounting for stock issued to employees.

3.   ACQUISITIONS

     In October 1998, the Company acquired Cybermovers, Inc. ("Cybermovers") for 1,125,000 shares of common stock. Cybermovers was a development stage company. The acquisition was valued at $1,500 and the total cost was assigned to goodwill. Pro forma information, as if the acquisition had been made at the beginning of the period, has not yet been provided since Cybermovers had nominal operations prior to acquisition. The investment was written off during the period ended December 31, 1999.

     In December 1999, the Company acquired Netgate Medical, Inc. ("Netgate"), including its Web-based community commerce software technology, for 2,000,000 common shares valued at $6,000,000, $2,500,000 in a note payable in September and October 1999 and warrants to purchase 1,000,000 shares of the Company's common stock at $7.00 per share, expiring December 31, 2004. The Company has made payments totaling $1,075,000 on the note and has made an offer to the shareholders of Netgate to allow them to exercise 1,000,000 warrants at $1.42 in satisfaction of the remaining $1,425,000 balance of the notes. Holders of $163,766 in notes have accepted the offer and exercised their warrants in exchange for common stock.

     The transaction was accounted for as a purchase. Accordingly, the Company's financial statements include the operations of Netgate from the date of acquisition. Under purchase accounting, the total purchase price ($8,500,000) was allocated to software, the only significant asset of Netgate.

     Amortization  of the Netgate  software  amounted to $2,125,000 and $236,000
     for  the  periods   ended   September  30,  2000  and  December  31,  1999,
     respectively.

     The common stock issued was valued based on the market price of the securities over a reasonable period of time before and after the companies reached an agreement on the purchase price and the proposed transaction was announced.

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.   ACQUISITIONS (CONTINUED)

     The following unaudited pro forma consolidated information for the eleven months ended December 31, 1999 and the period from October 1, 1998 to January 31, 1999 gives effect to the Netgate transaction as if it had occurred at the beginning of each period. The unaudited pro forma consolidated information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the transaction been completed as of the beginning of that year, nor are they indicative of the Company's future results of operations.

                                             Eleven
                                          Months Ended      October 1, 1998 to
                                        December 31, 1999    January 31, 1999

     Revenues                                $326,928              $6,683
     Net loss                            ($11,354,846)        ($1,561,065)
     Net loss per common share                 ($0.76)             ($0.14)


     In May 1999, the Company acquired certain software from Netopia, Inc. ("Netopia") for $2,175,000. The Company has made payments of $1,900,000 and has accrued the remaining $275,000 of payments due. As of September 30, 2000, the remaining balance outstanding amounts to $275,000. Amortization of the software amounted to $533,697 and $355,819 for the periods ended September 30, 2000 and December 31, 1999, respectively.

 4.  NOTES PAYABLE AND CONVERTIBLE DEBT

     Notes payable are summarized as follows:


                                        September 30,  December 31,  January 31,
                                            2000         1999           1999

     Note payable to Netgate for
     purchase of software technology
     (Note 3)                             $1,261,234   $1,900,000    $        -

     Bridge loans - see below              1,222,999            -             -

     Non interest bearing notes due to
     suppliers converted from accounts
     payable, due in January 2001            425,800            -             -

     Other debt                              103,000      103,000         5,056
                                          ----------   ----------     ----------
                                          $3,013,033   $2,003,000        $5,056
                                          ==========   ==========     ==========

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


 4.  NOTES PAYABLE AND CONVERTIBLE DEBT (CONTINUED)

     During the period ended September 30, 2000, the Company borrowed $1,227,991 through bridge loans. The original maturity was 60 days after the issuance of the note and the note had an interest rate of 10%. The Company also issued warrants to lenders to purchase 1,227,991 shares of common stock of the Company for a total of $35. All of the warrants were exercised immediately and were valued at $.50 a share, resulting in a charge to prepaid interest of $626,531.

     Convertible debt at September 30, 2000 consists of 12% notes due in September 2001, is secured by substantially all of the company's assets and is convertible by the holder into shares of the Company's common stock at $.50 per share. The Company has violated certain non-financial covenants in the security agreement related to the convertible secured debt, but has received a waiver of that non-compliance from the debtholders.

     Notes payable to stockholders were due to three stockholders of the Company, were noninterest-bearing and were paid during 2000.

5.   INCOME TAXES

     Deferred taxes are determined based on temporary differences between the financial statement and income tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse.

     The Company has recorded no income tax benefit due to the existence of a net operating loss. Net operating loss carryforwards for tax purposes, which will expire, if not utilized, beginning in 2014, amounted to approximately $21,000,000 at September 30, 2000. The Company has recorded a valuation allowance equal to the deferred tax asset related to the net operating loss carryforwards each year.

     The components of the Company's deferred taxes were as follows:

                                       September 30,  December 31,   January 31,
                                            2000         1999           1999

     Net operating loss carryforwards   $7,140,000     $3,400,000     $187,000
     Deferred tax asset valuation       (7,140,000)    (3,400,000)    (187,000)
       allowance                        ----------    -----------   ----------
                                        $        -    $         -   $        -
                                        ==========    ===========   ==========

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


 6.  COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company leases its office and certain equipment under terms of operating leases. Minimum lease commitments as of December 31, 1999 are as follows:


     Years ending December 31,                            Amount

          2000                                         $1,539,497
          2001                                          1,727,832
          2002                                          1,371,388
          2003                                          1,242,117
          2004                                          1,112,019

     In December  2000,  the Company  terminated its lease on its primary office facility. It is negotiating with the lessor to determine a lease termination settlement amount, which management estimates may range up to $800,000. Additionally, the Company has vacated its leased premises at a data center and is negotiating a termination settlement with that lessor, which management believes will be immaterial.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies.

     The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents, receivables and accounts payable approximate carrying value due to the short-term maturity of the instruments. The fair value of notes payable approximates carrying value based on their effective interest rates compared to current market rates.

     The Company is involved as a defendant in certain litigation which has arisen in the ordinary course of business. Management believes that the resolution of this litigation will not have a material effect on the Company's financial position or results of operations.

     CONCENTRATION OF CREDIT RISK

     The Company invests its cash primarily in deposits with major banks. Certain deposits have been in excess of federally insured limits. The Company has not incurred losses related to its cash.

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


     UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     The Company did not and does not expect to encounter any significant matter which will effect its operations arising from the so called Y2K or Year 2000 problem.

7.   ACCOUNTING DEVELOPMENTS

     SFAS 133

     Statement of Financial Accounting Standards (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as
     (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for sale security, or a foreign-currency-denominated forecasted transaction. Because the Company has no derivatives, this accounting pronouncement has no effect on the Company's financial statements.

8.   STOCKHOLDERS' EQUITY

     During the period ended December 31, 1999, the Company raised $7,708,250 through the issuance of 3,613,298 common shares.

     See Note 3 regarding the issuance of 2,315,000 shares of common stock for software technology during 1999.

     During the period ended September 30, 2000, the Company raised $7,371,180 through the issuance of 3,052,210 units which contained one share of common stock and a warrant which gives the holder of each warrant the right to purchase one share of Company common stock for $3 (see Note 9). During the period ended September 30, 2000, the Company issued 1,252,991 shares of common stock valued at $626,531 for prepaid interest in connection with the bridge loans (Note 4).

     During the period ended September 30, 2000, the Company issued 115,328 shares of common stock to convert certain debt of the Company.

     The common shares of the Company issued for non-cash consideration have been valued at the price for which the Company was selling its shares in private offerings at the time of each transaction.

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


8.  STOCKHOLDERS' EQUITY (CONTINUED)

     During the period ended September 30, 2000, the Company's subsidiary, eTradeshow.com ("eTradeshow"), issued 383,050 shares of preferred stock for $666,100 cash and issued shares of common stock representing approximately 10% of outstanding common shares for $303,371 in interest and services. The common shares were valued based upon an independent third party valuation. The preferred stock has no liquidating preference and participates with common stock in earnings of the subsidiary. Accordingly, $143,967 in original minority interest was recorded, representing 13.1% of eTradeshow's original net worth. This amount has been eliminated through the statement of operations since eTradeshow's losses have resulted in a deficit in its stockholders' equity.

     The Company's Board of Directors has authorized common stock splits of five-for-one and three-for-two, effective as of March 1, 1999 and June 4, 1999, respectively. All share and per share amounts in the accompanying financial statements have been retroactively adjusted for the splits.

9.   STOCK OPTIONS

     The Company has issued compensatory stock options to employees and directors. A summary of the status of stock options is set forth below:

                                        Period Ended           Period Ended            Period Ended
                                     September 30, 2000       December 31, 1999       January 31, 1999
                                   -----------------------  -----------------------  ------------------
                                                 Weighted                 Weighted            Weighted
                                                 Average                  Average             Average
                                                 Exercise                 Exercise            Exercise
Stock options                        Shares        Price     Shares         Price     Shares    Price
-------------------------------------------------------------------------------------------------------
Outstanding, beginning of period   1,015,062      $1.75       281,250      $0.05           -
Granted                            1,707,911      $0.85     1,651,272      $1.34     622,500   $0.05
Exercised                                  -                ( 471,960)     $0.17     (60,000)  $0.07
Forfeited/expired                  ( 139,000)     $0.50     ( 445,500)     $0.82    (281,250)  $0.01
-------------------------------------------------------------------------------------------------------
Outstanding, end of period         2,583,973      $1.22     1,015,062      $1.75     281,250   $0.08
                                   =========                =========                =======
Options  exercisable
   at end of period                  615,881      $0.50       491,751      $0.50     161,250   $0.05
                                   =========                =========                =======

     Fair value for the stock underlying stock options was determined using information available from other stock sale transactions at or near the grant date. In management's opinion, these transactions between willing parties included the best information available at the time of grant to estimate the market value of the common stock of the Company. These fair values were used to determine the compensatory components of the stock options granted.

     Compensation costs for employee options are recognized as an expense in an amount equal to the excess of the fair market value of the stock at the

                          COMERCIS, INC. AND SUBSIDIARY
               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9.   STOCK OPTIONS (CONTINUED)

     date of measurement over the amount the employee must pay. The measurement date is generally the grant date. Under this method, there was no compensation expense for the periods ended December 31, 1999 and January 31, 1999.

     Using the fair value method, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the periods ended: January 31, 1999: dividend yield of 0.0 percent; expected volatility of 0 percent; risk free interest rates of 4.5 percent; expected lives of two years; December 31, 1999: dividend yield of 0.0 percent; expected volatility of 0 percent; risk free interest rates of 5.5 percent; expected lives of two years; September 30, 2000: dividend yield of 0.0 percent; expected volatility of 0 percent; risk free interest rates of 5.5 percent; expected lives of two years. Using the fair value method of FASB Statement 123, net loss and net loss per share would for the periods ended December 31, 1999 and January 31, 1999, would have been $(9,584,931) and $(.74), respectively. Using the fair value method of FASB Statement 123, net loss and net loss per common share for the nine months ended September 31, 2000 would have been $(11,822,188) and $(.60), respectively.

     The Company recorded an additional $101,960 in compensation expense during the period ended September 30, 2000 under FASB Statement 123 for options issued to non-employees.

     The Company has issued warrants to purchase its common stock, generally in connection with offerings of debt and equity securities, acquisitions and purchase of services. See Notes 3, 4 and 8. Additionally, in December 1999, the Company granted warrants to purchase 3,132,794 shares at $4 per share to a company with which it was terminating a merger agreement. All of these warrants expire at the end of 2004. The table below summarizes outstanding warrants:

                     Exercise Price                     Shares
               ----------------------------   ----------------
               $0.50                                 2,632,863
                1.67                                   207,997
                3.00                                 3,849,166
                4.00                                 4,237,753
                7.00                                 1,000,000
                                              ----------------
                          TOTAL                     11,088,724
                                              ----------------

                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
                   ROCKY MOUNTAIN FINANCIAL ENTERPRISES, INC.
                         AND COMERCIS, INC. (UNAUDITED)

                              ROCKY MOUNTAIN FINANCIAL SERVICES, INC. AND COMERCIS, INC. AND SUBSIDIARY
                                                PRO FORMA CONSOLIDATED BALANCE SHEETS
                                           As of December 31, 1999 and September 30, 2000
                                                             (Unaudited)

                                                September 30, 2000                             December 31, 1999
                                      ---------------------------------------------  -----------------------------------------------
                                      Rocky Mountain   Comercis  Adjust-  Pro forma  Rocky Mountain   Comercis  Adjust-   Pro forma
ASSETS                                                          ments    Combined                              ments     Combined
                                      --------------   --------  -------  ---------- --------------   --------  --------  ----------
Current assets:
   Cash                                           $0   $215,936            $215,937                    $84,824              $84,824
   Accounts receivable                                  427,735             427,734                    127,892              127,892
                                                         44,191              44,191              0           0        0           0
                                      --------------   --------  -------  ---------- --------------   --------  --------  ----------
      Total current assets                         0    687,862             687,862              0     212,716        0     212,716
                                      --------------   --------  -------  ---------- --------------   --------  --------  ----------

Property, plant and equipment:
   Office and computer equipment                      1,419,165           1,419,165                    306,762              306,762
       Less accumulated depreciation                   (209,167)           (209,167)                   (36,054)             (36,054)
                                      --------------   --------  -------  ---------- --------------   --------  --------  ----------
      Total property and equipment                0   1,209,998           1,209,998              0     270,708        0     270,708
                                      --------------   --------  -------  ---------- --------------   --------  --------  ----------

Other assets:
   Software technology,
        net of amortization                           7,424,374           7,424,374                 10,083,071           10,083,071
   Investments                                           50,000              50,000                          0                    0
   Deposits                                              12,513              12,513                    152,513              152,513
   Certificates of deposit - restricted                 167,078             167,078                    160,983              160,983
   Advances to NewGold                                   38,796              38,796                     38,796               38,796
                                      --------------   --------  -------  ---------- --------------   --------   -------- ----------
      Total other assets                           0  7,692,761       0   7,692,761              0  10,435,363        0  10,435,363
                                      --------------   --------  -------  ---------- --------------    --------  -------- ----------
                                                  $0 $9,590,621      $0  $9,590,621             $0 $10,918,787       $0 $10,918,787
                                      ==============   ========= =======  ========== ==============  ==========  ======== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $67,736  $1,850,954          $1,918,690        $63,736  $3,518,996           $3,582,732
   Accrued liabilities                                  920,792             920,792                    134,082              134,082
   Deferred revenue                                     311,444             311,444                    120,973              120,973
   Notes payable                                      3,013,033           3,013,033                  2,003,000            2,003,000
   Convertible debt                                   1,389,000           1,389,000                          0                    0
   Notes payable to stockholders                  0           0       0           0                    434,398              434,398
                                      --------------   --------- -------  ---------- --------------  ---------- --------  ----------
      Total current liabilities              67,736   7,485,223       0   7,552,959         63,736   6,211,449        0   6,275,185
                                      --------------   --------- -------  ---------- --------------  ---------- --------  ----------

Minority interest in subsidiary                   0           0       0           0              0           0        0           0

Commitments and contingencies                     0           0       0           0              0           0        0           0

Stockholders' equity (deficit):
   Preferred stock - $.001 par;
      authorized 5,000,000
      shares; none outstanding
   Preferred stock of subsidiary -
      $.001 par; authorized
      5,000,000 shares; 383,050 shares
      outstanding at September 30, 2000                     383                 383              0           0        0           0
   Common stock - $.01 par; authorized
      30,000,000 shares;
      21,172,150,  16,751,621 and
      9,904,705 shares issued and
      outstanding, respectively              61,940     211,722             273,662         61,507     167,517              229,024
   Additional paid-in capital                        23,042,147          23,042,147                 14,099,470           14,099,470
   Accumulated deficit                     (129,676)(21,148,854)        (21,278,530)      (125,243) (9,559,649)         (9,684,892)
                                      --------------  ---------- -------  ---------- --------------  ----------  -------- ----------
      Total stockholders' equity (deficit)  (67,736)  2,105,398       0   2,037,662        (63,736)  4,707,338        0   4,643,602
                                      --------------  ---------- -------  ---------- --------------  ----------  -------- ----------
                                                 $0  $9,590,621      $0  $9,590,621             $0 $10,918,787       $0 $10,918,787
                                      ==============   ========= =======  ========== ==============  ==========  ======== ==========

      See accompanying notes to pro forma consolidated financial statements.
                                      F-15

                              ROCKY MOUNTAIN FINANCIAL SERVICES, INC. AND COMERCIS, INC. AND SUBSIDIARY
                                           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    Period from October 1, 1998 (Date of Inception) to January 31, 1999, the Eleven Months Ended
                                   December 31, 1999 and the Nine Months Ended September 30, 2000
                                                             (Unaudited)

                                                                                                                     October 1, 1998
                                                                                                                        (Date of
                                                                                                                        Inception)
                                 January 1, 2000 to September 30, 2000         January 31, 1999 to December 31, 1999  to January 31,
                                                                                                                           1999
                            -----------------------------------------------   ----------------------------------------  ------------
                            Rocky Mountain    Comercis   Adjust    Pro forma   Rocky    Comercis    Adjust   Pro forma    Comercis
                                                         ments     Combined   Mountain              ments    Combined
                            --------------   ----------  ------  ----------   -------- -----------  -------  ---------  ------------
Revenue                                        $924,774            $924,774               $326,928           $326,928          $966
                            --------------   ----------  ------    --------   -------- -----------  -------  ---------  ------------

Operating expenses:
   Sales and marketing                        2,944,385           2,944,385              4,149,817           4,149,817       19,117
   Research and development                   1,260,531           1,260,531              1,729,482           1,729,482       71,630
   Site services                              2,688,408           2,688,408              1,100,498           1,100,498            0
   General and administrative       $4,000    1,834,877           1,838,877       $250   1,644,859           1,645,109      401,429
   Provision for bad debts                      101,364             101,364                 70,453              70,453
   Depreciation and amortization              2,831,810           2,831,810                624,189             624,189
                            --------------   ----------  ------  ----------   -------- -----------  -------  ---------  ------------
      Total expenses                 4,000   11,661,375          11,665,375        250   9,319,298           9,319,548      492,176
                             -------------   ----------  ------  ----------   -------- -----------  -------  ---------  ------------
      Loss from operations          (4,000) (10,736,601)        (10,740,601)      (250) (8,992,370)         (8,992,620)    (491,210)

Other income (expense):
   Other income                                   9,139               9,139                  6,622               6,622            0
   Minority interests in losses of              143,967             143,967                      0                   0            0
     subsidiary
   Other expense                               (110,741)           (110,741)                                         0
   Interest expense                            (894,970)           (894,970)      (700)     (7,986)             (8,686)           0
                            --------------    ---------  ------  ----------   -------- ------------  -------  ---------  -----------
      Net loss                     ($4,000)($11,589,206)       ($11,593,206)     ($950)($8,993,734)        ($8,994,684)   ($491,210)
                            ==============  ===========  ======  ==========   ======== ============  =======  =========  ===========
Basic net loss per share             $0.00       ($0.59)             ($0.59)    ($0.01)     ($0.67)             ($0.70)      ($0.06)
                            ==============  ===========  ======  ==========   ======== ============  =======  =========  ===========

Weighted average common shares
     outstanding                 1,875,056   19,569,784          19,569,784  1,442,028   12,881,866          12,881,866   8,890,705
                            ==============   ==========  ======  ==========  ========= ============  =======  =========  ===========



                               See accompanying notes to pro forma consolidated financial statements.
                                                                F-16


NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The unaudited pro forma combined statement of operations for the year ended December 31, 1999 and the nine-month period ended September 30, 2000 (the "pro forma consolidated statements of operations") and the unaudited pro forma combined balance sheets as of September 30, 2000 and December 31, 1999 (the "pro forma balance sheet" and, together with the pro forma statement of operations, the "pro forma financial statements"), have been prepared to illustrate the estimated effect of the acquisition by Rocky Mountain Financial Enterprises, Inc. ("RMFE") of 100% of the outstanding stock of Comercis, Inc. ("Comercis"). The two companies have entered into an agreement to merge, dated November 21, 2000. The pro forma financial statements do not reflect any anticipated cost savings from the Comercis acquisition, or any synergies that are anticipated to result from the combination, and there can be no assurance that any such cost savings or synergies will occur. The pro forma statements of operations give pro forma effect to the acquisition as if it had occurred on February 1, 1999. The pro forma balance sheet gives pro forma effect to the acquisition as if it had occurred on December 31, 1999. The pro forma statements do not purport to be indicative of the results of operations or financial position of the combined company that would have actually been obtained had such transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the companies believe are reasonable. The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements of RMFE and Comercis and the notes thereto.




                                      F-17